UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2021

GUARDANT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Penobscot Dr.

Redwood City, California 94063

(Address of principal executive offices) (Zip Code)

855-698-8887

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 1, 2021, Guardant Health, Inc. (the “Company”) entered into an Amendment #5 to Supply Agreement (the “Amendment”) with Illumina, Inc. (“Illumina”), which amends that certain Supply Agreement, dated September 15, 2014, by and between the Company and Illumina, as amended (the “Supply Agreement”), pursuant to which Illumina provides the Company products and services used for certain research and clinical activities, including certain sequencers, equipment and other materials the Company uses in its laboratory operations. The Amendment provides for, among other things, extending the term of the Supply Agreement to January 2033. The term of the Supply Agreement will automatically renew for successive one-year periods after January 2033 unless the Supply Agreement is terminated earlier in accordance with its terms or either party provides notice of non-renewal to the other party of not less than 12 months prior to the date such renewal would otherwise take effect. Under the terms of the Amendment, the Company may also terminate the Supply Agreement for convenience upon 90 days’ prior written notice. The Amendment also updated the list of specific hardware and consumables, including associated pricing terms for each, to be provided by Illumina to the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date: January 7, 2021

	By:	/s/ John G. Saia
John G. Saia
Senior Vice President, General Counsel and Secretary